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                                                                     EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                                GARAGE.COM INC.

        FIRST:  The name of the corporation is Garage.com Inc. (the
"Corporation").

        SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH:

(A) CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is fifty six million five hundred thousand (56,500,000) shares, each with a par value of $0.001 per share. Thirty eight million seven hundred thousand (38,700,000) shares shall be Common Stock and seventeen million eight hundred thousand (17,800,000) shares shall be Preferred Stock.

(B) RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of one million eight hundred thousand (1,800,000) shares. The second series of Preferred Stock shall be designated "Series B Preferred Stock" and shall consist of seven million three hundred thousand (7,300,000) shares. The third series of Preferred Stock shall be designated "Series C Preferred Stock" and shall consist of four million eight hundred thousand (4,800,000) shares. The fourth series of Preferred Stock shall be designated "Series D Preferred Stock" and shall consist of six hundred thousand (600,000) shares. The fifth Series of Preferred Stock shall be designated "Series E Preferred Stock" and shall consist of three million three hundred thousand (3,300,000) shares. The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are as set forth below in this Article Fourth(B).

        1. DIVIDEND PROVISIONS. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights


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               convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.02 per share per annum on each outstanding share of Series A Preferred Stock, $0.03 per share per annum on each outstanding share of Series B Preferred Stock, $0.15 per share per annum on each outstanding share of Series C Preferred Stock, $0.30 per share per annum on each outstanding share of Series D Preferred Stock and $0.54 per share per annum on each outstanding share of Series E Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

        2.     LIQUIDATION.

               (a) PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, (i) an amount equal to $0.3333 for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends, if any, (ii) an amount equal to $0.50 for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends, if any, (iii) an amount equal to $2.50 for each share of Series C Preferred Stock then held by them, plus declared but unpaid dividends, if any, (iv) an amount equal to $5.00 for each share of Series D Preferred Stock then held by them, plus declared but unpaid dividends, if any and (v) an amount equal to $9.00 for each share of Series E Preferred Stock then held by them, plus declared but unpaid dividends, if any. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               (b) REMAINING ASSETS. Upon a liquidation, dissolution or winding up of the Corporation, and after payment to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the amounts to which they are entitled pursuant to Section 2(a), all assets and funds of the Corporation that remain legally available for distribution to shareholders by reason of their ownership of stock



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                      of the Corporation shall be distributed ratably among the
                      holders of Common Stock in proportion to the number of shares of Common Stock held by them.

               (c)    CERTAIN ACQUISITIONS.

                      (i) DEEMED LIQUIDATION. For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another person or entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation, unless in the case of either (A) or
                             (B) the Corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

                      (ii) VALUATION OF CONSIDERATION. In the event of a deemed liquidation as described in Section 2(c)(i), if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                             (A) Securities not subject to investment letter or
other similar restrictions on free marketability:

                                    (1)     If traded on a securities exchange
                                            or the Nasdaq National Market, the
                                            value shall be deemed to be the
                                            average of the closing prices of the
                                            securities on such exchange over the
                                            thirty-day period ending three (3)
                                            days prior to the closing;

                                    (2)     If actively traded over-the-counter,
                                            the value shall be deemed to be the
                                            average of the closing bid or sale
                                            prices (whichever is applicable)
                                            over the thirty-day period ending
                                            three (3) days prior to the closing;
                                            and

                                    (3)     If there is no active public market,
                                            the value shall be the fair market
                                            value thereof, as determined (y) by
                                            a recognized independent investment
                                            banker selected by



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                                            the Board of Directors or (z) in
                                            good faith by the Board of
                                            Directors, acting unanimously.

                             (B) The method of valuation of securities subject
to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or a former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(c)(ii)(A) to reflect the approximate fair market value thereof, as determined (y) by a recognized independent investment banker selected by the Board of Directors or (z) in good faith by the Board of Directors, acting unanimously.

                      (iii) NOTICE OF TRANSACTION. The Corporation shall give each holder of record of Preferred Stock written notice of an impending transaction involving a liquidation, dissolution or winding up of the Corporation not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                      (iv) EFFECT OF NONCOMPLIANCE. In the event the requirements of this Section 2(c) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in
Section 2(c)(iii).

               (3)    REDEMPTION.

                      (a)    SERIES A PREFERRED STOCK.

                             (i) RIGHT OF REDEMPTION AND PRICE. In the event that the ownership of shares of Series A Preferred Stock by any holder thereof shall, in the opinion of counsel for such holder, violate any law or regulation applicable to such holder, such holder shall have the right to require the Corporation to redeem, to the extent the Corporation may lawfully do so, any or all shares of Series A Preferred Stock held by such holder. The redemption price (the "Redemption Price") shall be the price per share at



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                                    which the Corporation has most recently sold
                                    shares of its Preferred Stock multiplied by the number of shares to be redeemed.

                             (ii) PROCEDURE. Such holder of Series A Preferred Stock shall provide the Corporation with a written notice (the "Redemption Notice") of its intention to exercise its right of redemption, which Redemption Notice shall
                                    (A) include a detailed description of the reason for such redemption; (B) fix a date for such redemption (the "Redemption Date"), which Redemption Date shall be no less than thirty (30) days following receipt by the Corporation of the Redemption Notice; (C) specify the number of shares of Series A Preferred Stock to be redeemed; and (D) be accompanied by (1) such holder's certificate or certificates representing the shares of Series A Preferred Stock to be redeemed and
                                    (2) an opinion of counsel to the effect that such redemption is in accordance with the requirements of this Section 3(a). The Corporation shall redeem on the Redemption Date, out of funds legally available therefor, the number of shares of Series A Preferred specified in the Redemption Notice. In the event less than all the shares represented by any such certificate are redeemed, the Corporation shall issue a new certificate representing the unredeemed shares.

                             (iii) EFFECT OF REDEMPTION; INSUFFICIENT FUNDS. From and after receipt of the Redemption Notice, unless there shall have been a default in payment of the Redemption Price, all rights of such holder of Series A Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of such holder's certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on the Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed, those funds which are legally available on the Redemption Date will be used to redeem the maximum possible number of such shares (if more than one holder has exercised its right of redemption, the shares shall be redeemed ratably among such based upon the total Redemption Price applicable to their shares of Series A Preferred Stock which are to be redeemed). The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights



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                                    and preferences provided herein. At any time
                                    thereafter when additional funds of the
                                    Corporation are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem but which it has not redeemed.

                             (b) SERIES B PREFERRED STOCK. The Series B Preferred Stock is not redeemable.

                             (c) SERIES C PREFERRED STOCK. The Series C Preferred Stock is not redeemable.

                             (d) SERIES D PREFERRED STOCK. The Series D Preferred Stock is not redeemable.

                             (e) SERIES E PREFERRED STOCK. The Series E Preferred Stock is not redeemable; provided, however, that the Corporation may redeem shares of Series E Preferred Stock if such redemption is advisable to comply with the rules of any regulatory authority, including, without limitation, the rules of the National Association of Securities Dealers, Inc.

                      4. CONVERSION. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                             (a) RIGHT TO CONVERT. Subject to Section 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and, with respect to the Series A Preferred Stock, on or prior to the fifth day prior to the Redemption Date fixed in any Redemption Notice with respect to such holder's shares of Series A Preferred Stock, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (x) (i) $0.3333 in the case of Series A Preferred Stock, (ii) $0.50 in the case of Series B Preferred Stock, (iii) $2.50 in the case of Series C Preferred Stock, (iv) $5.00 in the case of Series D Preferred Stock or (v) $9.00 in the case of Series E Preferred Stock by (y) the Conversion Price applicable to such share, determined as hereinafter provided, in



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                                    effect on the date the certificate is
                                    surrendered for conversion. The initial
                                    Conversion Price per share of Series A
                                    Preferred Stock shall be $0.3333. The
                                    initial Conversion Price per share of Series
                                    B Preferred Stock shall be $0.50. The
                                    initial Conversion Price per share of Series
                                    C Preferred Stock shall be $2.50. The
                                    initial Conversion Price per share of Series
                                    D Preferred Stock shall be $5.00. The
                                    initial Conversion Price per share of Series
                                    E Preferred Stock shall be $9.00. Such
                                    initial Conversion Prices shall be subject to adjustment as set forth in Section 4(d).

                             (b)    AUTOMATIC CONVERSION.

                                    (i)     Each share of Series B Preferred
                                            Stock shall automatically be
                                            converted into shares of Common
                                            Stock at the Conversion Price at the
                                            time in effect for such share
                                            immediately on the date specified by
                                            written consent or agreement of the
                                            holders of a majority of the then
                                            outstanding shares of Series B
                                            Preferred Stock. Each share of
                                            Series C Preferred Stock shall
                                            automatically be converted into
                                            shares of Common Stock at the
                                            Conversion Price at the time in
                                            effect for such share immediately on
                                            the date specified by written
                                            consent or agreement of the holders
                                            of a majority of the then
                                            outstanding shares of Series C
                                            Preferred Stock. Each share of
                                            Series D Preferred Stock shall
                                            automatically be converted into
                                            shares of Common Stock at the
                                            Conversion Price at the time in
                                            effect for such share immediately on
                                            the date specified by written
                                            consent or agreement of the holders
                                            of a majority of the then
                                            outstanding shares of Series D
                                            Preferred Stock. Each share of
                                            Series E Preferred Stock shall
                                            automatically be converted into
                                            shares of Common Stock at the
                                            Conversion Price at the time in
                                            effect for such share immediately on
                                            the date specified by written
                                            consent or agreement of the holders
                                            of a majority of the then
                                            outstanding shares of Series E
                                            Preferred Stock.

                                    (ii)    Each share of Preferred Stock shall
                                            automatically be converted into
                                            shares of Common Stock at the
                                            Conversion Price at the time in
                                            effect for such share immediately
                                            upon the closing of the sale of the
                                            Corporation's Common Stock in a firm
                                            commitment, underwritten public
                                            offering registered under the



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                                            Securities Act of 1933, as amended,
                                            other than a registration relating
                                            solely to a transaction under Rule
                                            145 under such Act (or any successor
                                            thereto) or to an employee benefit
                                            plan of the Corporation, at a public
                                            offering price (prior to
                                            underwriters' discounts and
                                            expenses) equal to $2.00 per share
                                            of Common Stock (as adjusted for any
                                            stock dividends, combinations or
                                            splits with respect to such shares)
                                            and aggregate proceeds to the
                                            Corporation and/or any selling
                                            shareholders (after deduction for
                                            underwriters' discounts and expenses
                                            relating to the issuance, including
                                            without limitation fees of the
                                            Corporation's counsel) of which
                                            exceed $10,000,000.

                             (c) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                             (d) CONVERSION PRICE ADJUSTMENTS OF PREFERRED STOCK FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS. The Conversion Prices of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall be subject to adjustment from time to time as follows:



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                                    (i)     DILUTIVE ISSUANCES. If the
                                            Corporation shall issue, after the
                                            date upon which any shares of Series
                                            E Preferred Stock were first issued
                                            (the "Purchase Date"), any
                                            Additional Stock (as defined below)
                                            without consideration or for a
                                            consideration per share less than
                                            the Conversion Price for any series
                                            of Preferred Stock in effect
                                            immediately prior to the issuance of
                                            such Additional Stock, the
                                            Conversion Price for such series in
                                            effect immediately prior to each
                                            such issuance shall automatically be
                                            adjusted as set forth in this
                                            Section 4(d)(i), unless otherwise
                                            provided in this Section 4(d)(i).

                                            (A)    ADJUSTMENT FORMULA. Whenever
                                                   the Conversion Price for a
                                                   particular series is adjusted
                                                   pursuant to this Section
                                                   (4)(d)(i), the new Conversion
                                                   Price for such series shall
                                                   be determined by multiplying
                                                   the Conversion Price then in
                                                   effect for such series by a
                                                   fraction, (x) the numerator
                                                   of which shall be the number
                                                   of shares of Common Stock
                                                   outstanding immediately prior
                                                   to such issuance (the
                                                   "Outstanding Common") plus
                                                   the number of shares of
                                                   Common Stock that the
                                                   aggregate consideration
                                                   received by the Corporation
                                                   for such issuance would
                                                   purchase at such Conversion
                                                   Price; and (y) the
                                                   denominator of which shall be
                                                   the number of shares of
                                                   Outstanding Common plus the
                                                   number of shares of such
                                                   Additional Stock. For
                                                   purposes of the foregoing
                                                   calculation, the term
                                                   "Outstanding Common" shall
                                                   include shares of Common
                                                   Stock deemed issued pursuant
                                                   to Section 4(d)(i)(E) below.

                                            (B)    ADDITIONAL STOCK. "Additional
                                                   Stock" shall mean any shares
                                                   of Common Stock issued (or
                                                   deemed to have been issued
                                                   pursuant to Section
                                                   4(d)(i)(E)) by the
                                                   Corporation after the
                                                   Purchase Date other than

                                                   (1)    Shares of Common Stock
                                                          issued or deemed to
                                                          have been issued
                                                          pursuant to



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                                                          a transaction
                                                          described in Section
                                                          4(d)(ii);

                                                   (2)    Up to 4,000,000 shares
                                                          of Common Stock issued
                                                          or deemed to have been
                                                          issued to employees,
                                                          consultants or
                                                          directors of the
                                                          Corporation directly
                                                          or pursuant to a stock
                                                          option plan,
                                                          restricted stock plan,
                                                          stock purchase
                                                          agreement or other
                                                          stock incentive
                                                          arrangement approved
                                                          by the Board of
                                                          Directors of the
                                                          Corporation;

                                                   (3)    Shares of Common Stock
                                                          issued or deemed to
                                                          have been issued to
                                                          financial institutions
                                                          or lessors in
                                                          connection with
                                                          commercial credit
                                                          arrangements,
                                                          equipment financings
                                                          or similar
                                                          transactions approved
                                                          by the Board of
                                                          Directors;

                                                   (4)    Shares of Common Stock
                                                          issued or deemed to
                                                          have been issued upon
                                                          the issuance of Series
                                                          A Preferred Stock or
                                                          Series B Preferred
                                                          Stock pursuant to the
                                                          Series A and Series B
                                                          Preferred Stock
                                                          Purchase Agreement
                                                          dated as of March 11,
                                                          1998;

                                                   (5)    Shares of Series C
                                                          Preferred Stock
                                                          pursuant to the Series
                                                          C Preferred Stock
                                                          Purchase Agreement
                                                          dated as of August 10,
                                                          1999;

                                                   (6)    Shares of Series D
                                                          Preferred Stock
                                                          pursuant to the
                                                          Contribution Agreement
                                                          dated as of December
                                                          15, 1999;

                                                   (7)    Shares of Series E
                                                          Preferred Stock
                                                          pursuant to the Series
                                                          E Preferred Stock
                                                          Purchase Agreement
                                                          dated as of January
                                                          10, 2000; and



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                                                   (8)    Shares of Common Stock
                                                          issued or deemed to
                                                          have been issued upon
                                                          conversion of Series A
                                                          Preferred Stock,
                                                          Series B Preferred
                                                          Stock, Series C
                                                          Preferred Stock,
                                                          Series D Preferred
                                                          Stock or Series E
                                                          Preferred Stock.

                                            (C)    FRACTIONAL ADJUSTMENTS. No
                                                   adjustment of the Conversion
                                                   Price for the Series A
                                                   Preferred Stock, Series B
                                                   Preferred Stock, Series C
                                                   Preferred Stock, Series D
                                                   Preferred Stock or Series E
                                                   Preferred Stock shall be made
                                                   in an amount less than one
                                                   one-hundredth cent per share,
                                                   provided that any adjustments
                                                   which are not required to be
                                                   made by reason of this
                                                   sentence shall be carried
                                                   forward and shall be either
                                                   taken into account in any
                                                   subsequent adjustment made
                                                   prior to three years from the
                                                   date of the event giving rise
                                                   to the adjustment being
                                                   carried forward, or shall be
                                                   made at the end of three
                                                   years from the date of the
                                                   event giving rise to the
                                                   adjustment being carried
                                                   forward.

                                            (D)    DETERMINATION OF
                                                   CONSIDERATION. In the case of
                                                   the issuance of Common Stock
                                                   for cash, the consideration
                                                   shall be deemed to be the
                                                   amount of cash paid therefor
                                                   before deducting any
                                                   reasonable discounts,
                                                   commissions or other expenses
                                                   allowed, paid or incurred by
                                                   the Corporation for any
                                                   underwriting or otherwise in
                                                   connection with the issuance
                                                   and sale thereof. In the case
                                                   of the issuance of the Common
                                                   Stock for a consideration in
                                                   whole or in part other than
                                                   cash, the consideration other
                                                   than cash shall be deemed to
                                                   be the fair value thereof as
                                                   determined by the Board of
                                                   Directors irrespective of any
                                                   accounting treatment.

                                            (E)    DEEMED ISSUANCES. In the case
                                                   of the issuance (whether
                                                   before, on or after the
                                                   applicable Purchase Date) of
                                                   options to purchase or rights
                                                   to subscribe for Common
                                                   Stock, securities by their
                                                   terms convertible into or
                                                   exchangeable for



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

                                                   Common Stock or options to
                                                   purchase or rights to
                                                   subscribe for such
                                                   convertible or exchangeable
                                                   securities, the following
                                                   provisions shall apply for
                                                   all purposes of this Section
                                                   4(d)(i):

                                                   (1)    The aggregate maximum
                                                          number of shares of
                                                          Common Stock
                                                          deliverable upon
                                                          exercise (assuming the
                                                          satisfaction of any
                                                          conditions to
                                                          exercisability,
                                                          including without
                                                          limitation, the
                                                          passage of time, but
                                                          without taking into
                                                          account potential
                                                          antidilution
                                                          adjustments) of such
                                                          options to purchase or
                                                          rights to subscribe
                                                          for Common Stock shall
                                                          be deemed to have been
                                                          issued at the time
                                                          such options or rights
                                                          were issued and for a
                                                          consideration equal to
                                                          the consideration
                                                          (determined in the
                                                          manner provided in
                                                          Section 4(d)(i)(D)),
                                                          if any, received by
                                                          the Corporation upon
                                                          the issuance of such
                                                          options or rights plus
                                                          the minimum exercise
                                                          price provided in such
                                                          options or rights
                                                          (without taking into
                                                          account potential
                                                          antidilution
                                                          adjustments) for the
                                                          Common Stock covered
                                                          thereby.

                                                   (2)    The aggregate maximum
                                                          number of shares of
                                                          Common Stock
                                                          deliverable upon
                                                          conversion of or in
                                                          exchange (assuming the
                                                          satisfaction of any
                                                          conditions to
                                                          convertibility or
                                                          exchangeability,
                                                          including, without
                                                          limitation, the
                                                          passage of time, but
                                                          without taking into
                                                          account potential
                                                          antidilution
                                                          adjustments) for any
                                                          such convertible or
                                                          exchangeable
                                                          securities or upon the
                                                          exercise of options to
                                                          purchase or rights to
                                                          subscribe for such
                                                          convertible or
                                                          exchangeable
                                                          securities and
                                                          subsequent conversion
                                                          or exchange thereof
                                                          shall be deemed to
                                                          have been issued at
                                                          the time such
                                                          securities were
                                                          issued or such options
                                                          or rights were issued
                                                          and for a
                                                          consideration equal to
                                                          the consideration, if
                                                          any, received by the
                                                          Corporation for any
                                                          such securities and
                                                          related options or
                                                          rights (excluding any
                                                          cash received on
                                                          account of accrued
                                                          interest or accrued
                                                          dividends), plus the
                                                          minimum additional
                                                          consideration, if any,
                                                          to be received by the
                                                          Corporation (without
                                                          taking into account
                                                          potential antidilution
                                                          adjustments) upon the
                                                          conversion or exchange
                                                          of such securities or
                                                          the exercise of any
                                                          related options or
                                                          rights (the
                                                          consideration in each
                                                          case to be determined
                                                          in the manner provided
                                                          in Section
                                                          4(d)(i)(D)).

                                                   (3)    In the event of any
                                                          change in the number
                                                          of shares of Common
                                                          Stock deliverable or
                                                          in the consideration
                                                          payable to the
                                                          Corporation upon
                                                          exercise of such
                                                          options or rights or
                                                          upon conversion of or
                                                          in exchange for such
                                                          convertible or
                                                          exchangeable
                                                          securities, including,
                                                          but not limited to, a
                                                          change resulting from
                                                          the antidilution
                                                          provisions thereof,
                                                          the Conversion Prices
                                                          of the Series A
                                                          Preferred Stock, the
                                                          Series B Preferred
                                                          Stock, the Series C
                                                          Preferred Stock, the
                                                          Series D Preferred
                                                          Stock and the Series E
                                                          Preferred Stock, to
                                                          the extent in any way
                                                          affected by or
                                                          computed using such
                                                          options, rights or
                                                          securities, shall be
                                                          recomputed to reflect
                                                          such change, but no
                                                          further adjustment
                                                          shall be made for the
                                                          actual issuance of
                                                          Common Stock or any
                                                          payment of such
                                                          consideration upon the
                                                          exercise of any such
                                                          options or rights or
                                                          the conversion or
                                                          exchange of such
                                                          securities.

                                                   (4)    Upon the expiration of
                                                          any such options or
                                                          rights, the
                                                          termination of any
                                                          such rights to convert
                                                          or exchange or the
                                                          expiration of any
                                                          options or rights
                                                          related to such
                                                          convertible or
                                                          exchangeable
                                                          securities, the
                                                          Conversion Prices of
                                                          the Series A Preferred
                                                          Stock, the Series B
                                                          Preferred Stock, the
                                                          Series C Preferred
                                                          Stock, the Series D
                                                          Preferred Stock and
                                                          the Series E Preferred
                                                          Stock, to the extent
                                                          in any way affected by
                                                          or computed using such
                                                          options, rights or
                                                          securities or options
                                                          or rights related to
                                                          such securities, shall
                                                          be recomputed, to
                                                          reflect the issuance
                                                          of only the number of
                                                          shares of Common Stock
                                                          (and convertible or
                                                          exchangeable
                                                          securities which
                                                          remain in effect)
                                                          actually issued upon
                                                          the exercise of such
                                                          options or rights,
                                                          upon the conversion or
                                                          exchange of such
                                                          securities or upon the
                                                          exercise of the
                                                          options or rights
                                                          related to such
                                                          securities.

                                                   (5)    The number of shares
                                                          of Common Stock deemed
                                                          issued and the
                                                          consideration deemed
                                                          paid therefor pursuant
                                                          to Sections
                                                          4(d)(i)(E)(1) and (2)
                                                          shall be appropriately
                                                          adjusted to reflect
                                                          any change,
                                                          termination or
                                                          expiration of the type
                                                          described in either
                                                          Section 4(d)(i)(E)(3)
                                                          or (4).

                                            (F) NO INCREASED CONVERSION PRICE.
Except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                    (ii)    STOCK SPLITS AND DIVIDENDS. In the
                                            event the Corporation should at any
                                            time or from time to time after the
                                            Purchase Date fix a record date for
                                            the effectuation of a split or
                                            subdivision of the outstanding
                                            shares of Common Stock or the
                                            determination of holders of Common
                                            Stock entitled to receive a dividend
                                            or other distribution payable in
                                            additional shares of Common Stock or
                                            other securities or rights
                                            convertible into, or entitling the
                                            holder thereof to receive directly
                                            or
                                            indirectly, additional shares of
                                            Common Stock (hereinafter referred
                                            to as "Common Stock Equivalents")
                                            without payment of any consideration
                                            by such holder for the additional
                                            shares of Common Stock or the Common
                                            Stock Equivalents (including the
                                            additional shares of Common Stock
                                            issuable upon conversion or exercise
                                            thereof), then, as of such record
                                            date (or the date of such dividend
                                            distribution, split or subdivision
                                            if no record date is fixed), the
                                            Conversion Prices of the Series A
                                            Preferred Stock, the Series B
                                            Preferred Stock, the Series C
                                            Preferred Stock, the Series D
                                            Preferred Stock and the Series E
                                            Preferred Stock shall be
                                            appropriately decreased so that the
                                            number of shares of Common Stock
                                            issuable on conversion of each share
                                            of Series A Preferred Stock, the
                                            Series B Preferred Stock, the Series
                                            C Preferred Stock, the Series D
                                            Preferred Stock and the Series E
                                            Preferred Stock shall be increased
                                            in proportion to such increase of
                                            the aggregate of shares of Common
                                            Stock outstanding and those issuable
                                            with respect to such Common Stock
                                            Equivalents with the number of
                                            shares issuable with respect to
                                            Common Stock Equivalents determined
                                            from time to time in the manner
                                            provided for deemed issuances in
                                            Section 4(d)(i)(E).

                                    (iii)   REVERSE STOCK SPLITS. If the number
                                            of shares of Common Stock
                                            outstanding at any time after the
                                            Purchase Date is decreased by a
                                            combination of the outstanding
                                            shares of Common Stock, then,
                                            following the record date of such
                                            combination, the Conversion Prices
                                            for the Series A Preferred Stock,
                                            the Series B Preferred Stock, the
                                            Series C Preferred Stock, the Series
                                            D Preferred Stock and the Series E
                                            Preferred Stock shall be
                                            appropriately increased so that the
                                            number of shares of Common Stock
                                            issuable on conversion of each share
                                            of such series shall be decreased in
                                            proportion to such decrease in
                                            outstanding shares.

                             (e)    OTHER DISTRIBUTIONS. In the event the
                                    Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                             (f) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this
                                    Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

                             (g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                             (h) NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                                    (1)     No fractional shares shall be issued
                                            upon the conversion of any share or
                                            shares of Preferred Stock or
                                            Preferred Stock, and the number of
                                            shares of Common Stock to be issued
                                            shall be rounded to the nearest
                                            whole share.

                                            Whether or not fractional shares are
                                            issuable upon such conversion shall
                                            be determined on the basis of the
                                            total number of shares of Preferred
                                            Stock the holder is at the time
                                            converting into Common Stock and the
                                            number of shares of Common Stock
                                            issuable upon such aggregate
                                            conversion.

                                    (2)     Upon the occurrence of each
                                            adjustment or readjustment of the
                                            Conversion Price of any series of
                                            Preferred Stock pursuant to this
                                            Section 4, the Corporation, at its
                                            expense, shall promptly compute such
                                            adjustment or readjustment in
                                            accordance with the terms hereof and
                                            prepare and furnish to each holder
                                            of Preferred Stock a certificate
                                            setting forth such adjustment or
                                            readjustment and showing in detail
                                            the facts upon which such adjustment
                                            or readjustment is based. The
                                            Corporation shall, upon the written
                                            request at any time of any holder of
                                            Preferred Stock, furnish or cause to
                                            be furnished to such holder a like
                                            certificate setting forth (A) such
                                            adjustment and readjustment, (B) the
                                            Conversion Price for each series of
                                            Preferred Stock at the time in
                                            effect, and (C) the number of shares
                                            of Common Stock and the amount, if
                                            any, of other property which at the
                                            time would be received upon the
                                            conversion of a share of each series
                                            of Preferred Stock.

                             (i) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                             (j)    RESERVATION OF STOCK ISSUABLE UPON
                                    CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these articles.

                      5.     VOTING RIGHTS.

                             (a) SERIES A PREFERRED STOCK. The Series A Preferred Stock is nonvoting.

                             (b) SERIES B PREFERRED STOCK. The holder of each share of Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                             (c) SERIES C PREFERRED STOCK. The holder of each share of Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series C Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). The holders of the Series C Preferred Stock, voting together as a single class, shall be entitled to elect one (1) director. In the case of a vacancy in an office of a director elected by the holders of Series C Preferred Stock, the holders of Series C Preferred Stock may elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of Series C Preferred Stock may be removed during the aforesaid term of office, whether with or without cause, only with the approval of the holders of Series C Preferred Stock.

                             (d) SERIES D PREFERRED STOCK. The holder of each share of Series D Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series D Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                             (e) SERIES E PREFERRED STOCK. The holder of each share of Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                      6. PROTECTIVE PROVISIONS. So long as any shares of a particular series of Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of such series of Preferred Stock outstanding, voting as a separate class, (a) alter or change the rights, preferences, privileges or restrictions of the shares of such series so as to affect adversely the shares of such series; or (b) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being pari passu with, such series with respect to voting, dividends, redemption or upon liquidation.

                      7. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Preferred Stock shall be redeemed pursuant to Section 3 hereof or converted pursuant to Section 4 hereof, the shares so redeemed or converted shall be canceled and shall not be issuable by the Corporation. The Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                      8.     [RESERVED]

                      9. NOTICES. Any notice required by the provisions of this Article Fourth(B) to be given to the holders of shares of Preferred Stock shall be deemed given three (3) days after deposit in the U.S. mail, postage prepaid, or immediately upon transmission of a facsimile (with confirmation received), in each case addressed to each holder of record at his address or facsimile number appearing on the books of the Corporation.

               (C)    COMMON STOCK.

                      1. DIVIDEND RIGHTS. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                      2. LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article Fourth.

                      3.     REDEMPTION. The Common Stock is not redeemable.

                      4. VOTING RIGHTS. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                      5. RESIDUAL RIGHTS. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

        FIFTH: The Corporation is to have perpetual existence.

        SIXTH: The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation.

        EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

        Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

        TENTH: The number of directors which constitute the entire Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term of which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the General Corporation Law of Delaware.

        The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the annual meeting of the stockholders held in 2001, the term of office of the initial Class II directors shall expire at the annual meeting of the stockholders held in 2002 and the term of office of the initial Class III directors shall expire at the annual meeting of the stockholders held in 2003. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

        If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        A director may be removed from office by the stockholders of the corporation only for cause.

        Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

        ELEVENTH: Stockholders of the corporation may not take action by written consent in lieu of a meeting but must take any actions at a duly called annual or special meeting.

        TWELFTH: Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then-outstanding shares of the corporation entitled to vote shall be required to alter, amend or repeal Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH and TWELFTH.

        THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.



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